Exhibit 99.1

Camden National Corporation Reports Second Quarter 2009 Results

CAMDEN, Maine--(BUSINESS WIRE)--July 28, 2009--Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ: CAC; the "Company"), reported net income for the second quarter 2009 of $5.0 million, a decrease of $2.1 million, as compared to $7.1 million earned during the second quarter of 2008. Net income for the six months ended June 30, 2009 was $11.2 million, a decrease of $2.1 million from the $13.3 million earned during the same period in 2008. Diluted earnings per share for the second quarter of 2009 were $0.65 compared to $0.92 for the same period in 2008. Year-to-date diluted earnings per share were $1.47 in 2009 compared to $1.73 in 2008.

Earnings for the second quarter of 2009, when compared to the second quarter of 2008, were negatively impacted by an increase in loan loss provision and higher FDIC insurance premiums which resulted in an additional $3.9 million in pre-tax expense or $0.33 per diluted common share after tax. The Company’s core results were solid with improvements in net interest margin, growth in fee income, and a reduction in operating expenses other than the FDIC cost.

“While the banking industry continues to face significant challenges, I am pleased that our solid earnings base is allowing us to absorb the increased FDIC assessments while continuing to strengthen our balance sheet reserves,” commented Dufour. “Our capital levels continue to exceed the minimum standards to be considered “well capitalized” and we are providing support to our local economies through lending without the assistance of bailout funds from the U.S. Treasury’s Troubled Asset Relief Program.”

Operating Highlights

Net interest income for the second quarter of 2009 increased 3% to $18.3 million compared to $17.8 million for the second quarter of 2008. The net interest margin was 3.55% in the quarter just ended compared to 3.43% in the second quarter of 2008, an increase of 12 basis points. The Company’s ability to improve pricing on deposits and borrowings and minimize the decline of interest rates on loans allowed improvement in the net interest margin.

Non-interest income for the second quarter of 2009 was $5.0 million compared to $4.7 million for the second quarter of 2008, an increase of $339,000 or 7%. The increase was primarily due to additional mortgage banking income of $501,000 related to service-retained loan sales during the quarter. Income from fiduciary services at Acadia Trust, N.A. decreased 11% primarily due to market value declines in assets under administration.

Non-interest expense for the second quarter of 2009 was $13.4 million compared to $11.9 million for the second quarter of 2008, an increase of $1.5 million or 13%. As noted above, FDIC and regulatory assessment fees increased, while other non-interest expense items for the second quarter of 2009 decreased by $139,000, or 1%, when compared to the second quarter of 2008.

For the second quarter of 2009, the returns on average equity and average assets were 11.54% and 0.88%, compared to 16.69% and 1.24%, respectively, for the second quarter of 2008.

Financial Condition

The Company’s total assets at June 30, 2009 were $2.3 billion, a decrease of $7.2 million compared to total assets at June 30, 2008. Total loans (including residential loans held for sale) at June 30, 2009 were $1.5 billion, a decrease of $11.8 million over the same period one year ago. This decrease was due to a decline in commercial loans of $28.0 million partially offset by a $13.8 million increase in the consumer loan portfolio driven by increased home equity loan demand. Historically low mortgage rates have resulted in strong residential real estate loan activity. During the first half of 2009, the Company sold $44.0 million of the mortgage production for interest-rate risk management purposes. Investments decreased $7.2 million primarily due to increased cash flows that were not reinvested into the investment portfolio due to the current low interest-rate environment.

Total deposits of $1.5 billion at June 30, 2009 increased $67.6 million over the same period one year ago, reflecting growth of $59.1 million in retail certificates of deposit related to specific marketing campaigns and an increase in interest checking, savings and money market deposits of $23.8 million. Growth in core deposits was partially offset by decreases in brokered funds of $10.4 million and demand deposits of $4.9 million. Due in part to the increase in deposit balances, the Company’s Federal Home Loan Bank borrowings decreased $120.1 million at June 30, 2009 compared to June 30, 2008.

Asset Quality

“Asset quality continues to be monitored closely at Camden National,” said Dufour. “In the current economic environment, we need to be vigilant and when necessary respond quickly to take appropriate action to mitigate risks on our balance sheet. We feel our risk management processes as well as our reserve levels provide us the flexibility to take the appropriate steps when required.”

Non-performing assets totaled $22.3 million, or 0.97%, of total assets at June 30, 2009 compared to $14.0 million, or 0.61%, of total assets at June 30, 2008 and $20.4 million, or 0.89%, of total assets at March 31, 2009. The allowance for loan losses was 1.23% of total loans at June 30, 2009 compared to 1.13% of total loans at June 30, 2008 and 1.20% of total loans at March 31, 2009.

The provision for loan losses was $2.8 million for the three months ended June 30, 2009 and $450,000 for the three months ended June 30, 2008. The Company’s loan loss reserve analysis called for an increase in loan loss provision in the second quarter due to increased charge-offs resulting from a general weakening of the economy. Net charge-offs were $1.8 million for the three months ended June 30, 2009 and $163,000 for the three months ended June 30, 2008.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on July 31, 2009 for shareholders of record on July 15, 2009, which is equal to the dividend declared in the same period last year.

At June 30, 2009, the Company had a total risk-based capital ratio of 12.78%, a tier 1 capital ratio of 11.53%, and a tier 1 leverage capital ratio of 7.64%. At June 30, 2009, the Bank reported a total risk-based capital ratio of 11.88%, a tier 1 capital ratio of 10.63%, and a tier 1 leverage capital ratio of 6.97%. The Company and the Bank exceeded the minimum ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

In closing, Dufour noted, “Camden National and all of its employees understand the important role we have as community bankers. While we are addressing issues caused by the economic downturn, we are simultaneously providing loans and savings vehicles to our Bank customers as well as providing superior investment advice to our wealth management clients.”

Camden National Corporation, headquartered in Camden, Maine, and listed on the NASDAQ® Global Select Market under the symbol CAC, is the holding company employing more than 400 Maine residents for two financial services companies, including Camden National Bank (CNB), a full-service community bank with a network of 37 banking offices serving coastal, western, central, and eastern Maine, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in the value of investments securities or other assets; changes in laws and regulations, including changes in tax treatment; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Income Data (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except number of shares and per share data)	2009	2008	2009	2008

Interest income
Interest and fees on loans	$21,270	$24,409	$42,891	$49,723
Interest on securities and other	7,424	7,668	15,345	15,269
Total interest income	28,694	32,077	58,236	64,992
Interest expense
Interest on deposits	5,936	7,559	12,330	16,501
Interest on borrowings	4,414	6,673	9,061	13,477
Total interest expense	10,350	14,232	21,391	29,978
Net interest income	18,344	17,845	36,845	35,014
Provision for loan losses	2,784	450	4,514	950
Net interest income after provision for loan losses	15,560	17,395	32,331	34,064
Non-interest income
Service charges on deposit accounts	1,350	1,466	2,582	2,692
Other service charges and fees	810	696	1,424	1,335
Income from fiduciary services	1,508	1,699	2,861	3,378
Mortgage banking income (loss), net	416	(85)	871	(215)
Bank-owned life insurance	345	285	740	578
Other income	615	644	1,120	1,154
Total non-interest income before net investment securities gains	5,044	4,705	9,598	8,922
Net investment securities gains	-	-	-	180
Total non-interest income	5,044	4,705	9,598	9,102
Non-interest expenses
Salaries and employee benefits	6,446	6,400	12,124	13,051
Net occupancy	969	1,010	2,092	2,081
Furniture and equipment	879	982	1,716	1,834
Consulting and service fees	750	729	1,442	1,443
OREO and collection costs	282	172	1,162	399
Regulatory assessments	1,740	98	2,611	259
Donations and marketing	329	472	582	820
Communication costs	407	404	824	798
Other expenses	1,614	1,646	3,154	3,489
Total non-interest expenses	13,416	11,913	25,707	24,174
Income before income taxes	7,188	10,187	16,222	18,992
Income taxes	2,184	3,080	5,004	5,691
Net income	$5,004	$7,107	$11,218	$13,301

Selected Financial and Per Share Data:
Return on average equity	11.54%	16.69%	13.24%	15.77%
Return on average tangible equity	15.79%	23.21%	18.24%	22.21%
Return on average assets	0.88%	1.24%	0.99%	1.17%
Efficiency ratio (1)	57.36%	52.83%	55.35%	55.02%
Basic earnings per share	$0.66	$0.92	$1.47	$1.73
Diluted earnings per share	$0.65	$0.92	$1.47	$1.73
Cash dividends paid per share	$0.25	$0.25	$0.50	$0.49
Weighted average number of shares outstanding	7,641,083	7,695,798	7,640,119	7,694,326

(1) Computed by dividing non-interest expense by the sum of net interest income and non-interest income (excluding net investment securities gains).

Statement of Condition Data (unaudited)

	June 30,	June 30,	December 31,
(In thousands, except number of shares)	2009	2008	2008

Assets
Cash and due from banks	$38,657	$36,373	$35,195
Securities:
Securities available for sale, at fair value	554,335	554,516	606,031
Securities held to maturity, at amortized cost	40,951	42,132	42,040
Federal Home Loan and Federal Reserve Bank stock, at cost	21,965	27,786	21,969
Total securities	617,251	624,434	670,040
Trading account assets	1,495	1,636	1,304
Loans held for sale	17,364	-	-
Loans:
Residential real estate	614,072	628,285	621,048
Commercial real estate	410,625	411,373	400,312
Commercial	208,115	236,139	213,683
Consumer	264,959	251,161	265,865
Total loans	1,497,771	1,526,958	1,500,908
Less allowance for loan losses	(18,654)	(17,266)	(17,691)
Net loans	1,479,117	1,509,692	1,483,217
Goodwill	41,780	42,383	41,857
Bank-owned life insurance	41,199	35,301	40,459
Premises and equipment, net	25,174	27,068	25,872
Other real estate owned	5,856	296	4,024
Other assets	38,457	36,412	39,528
Total assets	$2,306,350	$2,313,595	$2,341,496

Liabilities
Deposits:
Demand	$179,522	$184,409	$180,407
Interest checking, savings and money market	643,179	619,394	632,664
Retail certificates of deposit	583,942	524,887	593,013
Brokered deposits	70,155	80,540	83,433
Total deposits	1,476,798	1,409,230	1,489,517
Federal Home Loan Bank advances	217,750	337,806	258,925
Other borrowed funds	355,476	322,373	359,470
Junior subordinated debentures	43,461	43,342	43,410
Accrued interest and other liabilities	35,636	28,699	23,774
Total liabilities	2,129,121	2,141,450	2,175,096

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,644,829, 7,686,441, and 7,638,713 on June 30, 2009 and 2008 and December 31, 2008, respectively	3,150	2,814	2,851
Surplus	46,083	46,051	46,133
Retained earnings	125,900	123,831	118,564
Accumulated other comprehensive income (loss)
Net unrealized gains (losses) on securities available for sale, net of tax	2,742	(197)	(89)
Net unrealized gains on derivative instruments, at fair value, net of tax	382	-	-
Net unrecognized losses on post-retirement plans, net of tax	(1,028)	(354)	(1,059)
Total accumulated other comprehensive income (loss)	2,096	(551)	(1,148)
Total shareholders' equity	177,229	172,145	166,400
Total liabilities and shareholders' equity	$2,306,350	$2,313,595	$2,341,496

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Six Months Ended			At or for the Six Months Ended
	June 30, 2009			June 30, 2008
(In thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets
Interest-earning assets:
Securities - taxable	$572,278	$14,082	4.92%	$543,792	$13,882	5.11%
Securities - nontaxable (1)	65,978	1,929	5.85%	70,871	2,039	5.78%
Trading account assets	1,338	10	1.49%	1,552	35	4.51%
Federal funds sold	-	-	0.00%	679	10	2.95%
Loans: (1) (2)
Residential real estate	618,773	18,346	5.93%	629,180	19,035	6.05%
Commercial real estate	401,886	12,449	6.25%	419,126	14,951	7.17%
Commercial	185,582	5,160	5.61%	213,229	7,731	7.29%
Municipal	23,111	568	4.96%	19,642	530	5.43%
Consumer	264,087	6,557	5.01%	236,345	7,650	6.51%
Total Loans	1,493,439	43,080	5.80%	1,517,522	49,897	6.61%
Total interest-earning assets	2,133,033	59,101	5.56%	2,134,416	65,863	6.20%

Cash and due from banks	26,989			36,079
Other assets	153,569			139,643
Less allowance for loan losses	(18,091)			(17,450)
Total assets	$2,295,500			$2,292,688

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
NOW accounts	$193,199	454	0.47%	$185,235	863	0.94%
Savings accounts	135,180	241	0.36%	132,862	420	0.64%
Money market accounts	296,110	1,723	1.17%	346,954	4,233	2.48%
Certificates of deposit	588,837	8,927	3.06%	500,163	9,478	3.81%
Total retail deposits	1,213,326	11,345	1.89%	1,165,214	14,994	2.59%
Broker deposits	77,275	985	2.57%	67,142	1,506	4.51%
Junior subordinated debentures	43,436	1,424	6.61%	43,331	1,443	6.70%
Borrowings	596,455	7,637	2.58%	644,728	12,035	3.75%
Total wholesale funding	717,166	10,046	2.82%	755,201	14,984	3.99%
Total Interest-bearing liabilities	1,930,492	21,391	2.23%	1,920,415	29,978	3.14%

Demand deposits	172,766			176,916
Other liabilities	21,347			25,699
Shareholders' equity	170,895			169,658
Total liabilities & shareholders' equity	$2,295,500			$2,292,688

Net Interest Income (fully-taxable equivalent)		37,710			35,885
Less: fully-taxable equivalent adjustment		(865)			(871)
		$36,845			$35,014

Net interest rate spread (fully-taxable equivalent)			3.33%			3.06%
Net interest margin (fully-taxable equivalent)			3.57%			3.37%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)

	At or for the Six Months Ended June 30,		At or for the Year Ended December 31,
(In thousands)	2009	2008	2008

Non-accrual loans:
Residential real estate	$5,454	$2,969	$4,048
Commercial real estate	5,831	7,255	4,957
Commercial	3,822	2,471	2,384
Consumer	1,181	891	1,112
Total non-accrual loans	16,288	13,586	12,501
Accruing loans past due 90 days	121	158	206
Total non-performing loans	16,409	13,744	12,707
Other real estate owned:
Residential real estate	2,244	34	187
Commercial real estate	3,612	262	3,575
Commercial	-	-	262
Total other real estate owned	5,856	296	4,024
Total non-performing assets	$22,265	$14,040	$16,731

Loans 30-89 days past due:
Residential real estate	$1,026	$488	$2,880
Commercial real estate	1,761	1,083	2,314
Commercial	1,612	932	3,601
Consumer	377	414	829
Total loans 30-89 days past due	$4,776	$2,917	$9,624

Allowance at the beginning of the period	$17,691	$13,653	$13,653
Acquired from Union Trust	-	4,369	4,369
Provision for loan losses	4,514	950	4,397
Charge-offs:
Residential real estate	259	40	221
Commercial real estate	1,514	734	3,236
Commercial	1,654	937	1,286
Consumer	571	360	810
Total charge-offs:	3,998	2,071	5,553
Total recoveries:	447	365	825
Net charge-offs	3,551	1,706	4,728
Allowance at the end of the period	$18,654	$17,266	$17,691

Asset Quality Ratios:
Non-performing loans to total loans	1.08%	0.90%	0.85%
Non-performing assets to total assets	0.97%	0.61%	0.71%
Allowance for loan losses to total loans	1.23%	1.13%	1.18%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.49%	0.04%
Year-to-date	0.48%	0.22%	0.31%
Allowance for loan losses to non-performing loans	113.68%	125.62%	139.22%
Loans 30-89 days past due to total loans	0.32%	0.19%	0.64%

Selected Financial Data (unaudited)

	At or for the Six Months Ended June 30,		At or for the Year Ended December 31,
	2009	2008	2008

Tier 1 leverage capital ratio	7.64%	7.30%	7.19%
Tier 1 risk-based capital ratio	11.53%	11.40%	11.11%
Total risk-based capital ratio	12.78%	12.58%	12.32%
Tangible equity to total assets	5.66%	5.37%	5.10%
Book value per share	$23.18	$22.40	$21.78
Tangible book value per share (1)	$17.08	$16.16	$15.62

Investment Data (unaudited)

	June 30, 2009
(In thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value

Available for sale
Obligations of U.S. government sponsored enterprises	$4,515	$40	$-	$4,555
Obligations of states and political subdivisions (2)	22,637	204	(129)	22,712
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	468,757	15,688	(203)	484,242
Private issue collateralized mortgage obligations (CMO) (3)	49,208	2	(10,442)	38,768
Total debt securities	545,117	15,934	(10,774)	550,277

Equity securities (4)	5,000	-	(942)	4,058
Total equity securities	5,000	-	(942)	4,058
Total securities available for sale	$550,117	$15,934	$(11,716)	$554,335

Held to maturity
Obligations of states and political subdivisions	$40,951	$400	$(214)	$41,137
Total securities held to maturity	$40,951	$400	$(214)	$41,137

Other securities
Federal Home Loan Bank Stock (5)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	934	-	-	934
Total other securities	$21,965	$-	$-	$21,965

Trading account assets (6)				$1,495

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.

(2) Over 98% of the portfolio is rated by at least one of the three major rating agencies (Moody's, Standard & Poor's or Fitch) and all of these ratings are investment grade.

(3) $30.5 million of the CMO's are rated Triple-A by two of the three rating agencies, while two CMO's currently carry ratings below investment grade; one CMO with a fair value of $5.6 million is rated B3 by Moody's and BB by Fitch while another CMO with a fair value of $2.7 million is rated B3 by Moody's and CCC by Standard & Poor's.

(4) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock continues to fail at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021; therefore, the security is not considered other-than-temporarily impaired. The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor's.

(5) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.

(6) Investments held in mutual funds that represent deferred director and executive compensation investments.

CONTACT:
Camden National Corporation
Suzanne Brightbill, 207-230-2120
Public Relations Officer
sbrightbill@camdennational.com